EXHIBIT 99.1

1. HealthCor Associates, LLC, Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
2. HealthCor Offshore, Ltd., Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
3. HealthCor Hybrid Offshore, Ltd., Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
4. HealthCor Group, LLC, Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
5. HealthCor Capital, L.P., Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
6. HealthCor, L.P. Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
7. HealthCor Offshore Master Fund, L.P., Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
8. HealthCor Hybrid Offshore Master Fund, L.P., Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
9. HealthCor Offshore GP, LLC, Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
10. HealthCor Hybrid Offshore GP, LLC, Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
11. Joseph Healey, Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019; and
12.      Arthur Cohen, 12 South Main Street, #203 Norwalk, Connecticut 06854